UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2014 (September 29, 2014)

Starwood Waypoint Residential Trust

(Exact name of registrant as specified in its charter)

Maryland	001-36163	80-6260391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Harrison Street Oakland, CA		94612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number,

including area code:

(510) 250-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2014, Scott T. Gable resigned as Chief Operating Officer (“COO”) of both of Starwood Waypoint Residential Trust, a Maryland real estate investment trust (the “Company”), and the Company’s manager, SWAY Management LLC (the “Manager”), effective as of October 1, 2014. Douglas R. Brien, the co-Chief Executive Officer of the Company and the Manager, will assume the responsibilities of the COO role as part of his Co-Chief Executive Officer responsibilities. The assumption of these operational management duties by Mr. Brien is part of the Company’s and the Manager’s continued focus on achieving operational efficiencies.

In connection with his resignation, Mr. Gable and the Manager have agreed that Mr. Gable will, among other things, receive (1) a lump sum payment of $235,763.01 and (2) a prorated bonus of $103,124.97. Pursuant to the terms of the management agreement between the Manager and the Company, the Company will reimburse the Manager for the Company’s allocable share of these payments. In addition, the vesting date for 2,222 of the Company’s restricted share units held by Mr. Gable was accelerated to October 1, 2014 from the originally scheduled vesting date of January 31, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD WAYPOINT RESIDENTIAL TRUST

Dated: October 2, 2014	By:	/s/ Tamra D. Browne
	Name:	Tamra D. Browne
	Title:	General Counsel and Secretary

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